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                                                                     Exhibit 5.1

                           [LETTERHEAD OF BROWN & WOOD LLP]



                                   January 5, 1998



Merrill Lynch & Co., Inc.
World Financial Center
North Tower
250 Vesey Street
New York, New York  10281

Merrill Lynch Preferred Funding III, L.P.    Merrill Lynch Preferred Funding IV, L.P.
c/o Merrill Lynch & Co., Inc.                c/o Merrill Lynch & Co., Inc.
World Financial Center                       World Financial Center
North Tower                                  North Tower
250 Vesey Street                             250 Vesey Street
New York, New York  10281                    New York, New York  10281


Merrill Lynch Preferred Capital Trust III    Merrill Lynch Preferred Capital Trust IV
c/o Merrill Lynch & Co., Inc.                c/o Merrill Lynch & Co., Inc.
World Financial Center                       World Financial Center
North Tower                                  North Tower
250 Vesey Street                             250 Vesey Street
New York, New York  10281                    New York, New York  10281

Ladies and Gentlemen:

          We have acted as counsel to Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), Merrill Lynch Preferred Funding III, L.P., and Merrill Lynch Preferred Funding IV, L.P., Delaware limited partnerships (each, a "Partnership"), and Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Capital Trust IV, statutory business trusts formed under the laws of the State of Delaware (each, a "Trust"), in connection with the preparation and filing by the Company, the Partnerships and the Trusts with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-42859) (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the guarantee (each, a "Trust Guarantee") to be issued by the Company to The Chase Manhattan Bank, as trustee, for the benefit of the holders of the Trust Originated Preferred Securities to be issued by each Trust (the "Trust Preferred Securities"), (ii) the guarantee (each, a "Partnership Guarantee") to be issued by the Company with respect to the

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Partnership Preferred Securities to be issued by each Partnership (the
"Partnership Preferred Securities"), (iii) the guarantees (the "Investment Guarantees") to be issued by the Company for the benefit of the holders of the Partnership Preferred Securities with respect to certain debentures (the "Debentures") to be issued by one or more of the Company's eligible controlled affiliates and (iv) the subordinated debentures (the "Company Debentures") to be issued by the Company to the Partnerships pursuant to respective indentures (the "Company Indentures") between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), each in the form filed as exhibits to the Registration Statement. The Trust Guarantees, the Partnership Guarantees and the Investment Guarantees are hereinafter collectively referred to as the "Guarantees".

          We have reviewed the corporate action of the Company in connection with the giving of the Guarantees and the issuance and sale of the Company Debentures by the Company and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

          1. When a Trust Guarantee has been duly authorized, executed and delivered by the Company, and upon the issuance and sale of the related Trust Preferred Securities to the holders of the Trust Preferred Securities in accordance with the Registration Statement, such Trust Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

          2. When a Partnership Guarantee has been duly authorized, executed and delivered by the Company, and upon the issuance and sale of the related Partnership Preferred Securities to the holders of the Partnership Preferred Securities in accordance with the Registration Statement, such Partnership Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

          3. When the Investment Guarantees have been duly authorized, executed and delivered by the Company, and upon the issuance and sale of the related Debentures to a Partnership in accordance with the Registration Statement, such Investment Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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          4.   When the Company Debenture has been duly authorized, executed and issued by the Company and upon the issuance and sale of the Company Debentures to a Partnership in accordance with the Registration Statement (assuming due authorization, execution and delivery of the Company Indenture by the Debenture Trustee and due authentication of the Company Debenture by the Debenture Trustee), such Company Debenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

          With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Guarantees or the Company Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                   Very truly yours,



                                   /s/ Brown & Wood LLP



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